QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-109876, 333-111512 and 333-119750) and on Forms S-3 (Nos. 333-128377, 333-138872 and 333-139662) and on Forms S-8 (Nos. 333-63580, 333-133258 and 333-140041) of World Heart Corporation of our report dated March 20, 2008 relating to the financial statements which appear in this Amendment No. 1 on Form 10-KSB/A.

/s/ BURR, PILGER & MAYER LLP

San Francisco, California
July 16, 2008

QuickLinks

  EXHIBIT 23.1